As filed with the Securities and Exchange Commission on July 11, 2007

Registration No. 333-143379

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1457385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8100 SouthPark Way, Unit B, Littleton, Colorado 80120

(303) 734-1727

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Mark H. McKinnies

8100 SouthPark Way, Unit B, Littleton, Colorado 80120

(303) 734-1727

(Name, Address, Including Zip Code, and Telephone Number, Including Area

Code, of Agent For Service)

Copies to:

Julie A. Herzog, Esq.

SCHUCHAT, HERZOG & BRENMAN, LLC

1900 Wazee Street, Suite 300

Denver, CO 80202

(303) 295-9700

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, no par value	3,000,000 shares	$19.23	$57,690,000	$1,771.08

(1)	Based on the average of the high and low sale prices reported for the Common Stock on the NASDAQ Capital Market on May 22, 2007. The resulting fee is calculated pursuant to section (c) of Rule 457 of Regulation C, and has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 11, 2007

PROSPECTUS

ADA-ES, INC.

3,000,000 SHARES OF

COMMON STOCK

From time to time, we may sell up to 3,000,000 shares of common stock. We will specify in any accompanying prospectus supplement the terms of any offering. The prospectus supplement may also update or change the information set forth in this prospectus. Our common stock is traded on the NASDAQ Capital Market under the trading symbol “ADES.” On July 5, 2007, the last reported sales price for our common stock was $21.91 per share.

You should read this prospectus and any prospectus supplement carefully before you invest.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “ RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We will sell the common stock directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any common stock with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OUR COMMON STOCK OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is                     , 2007

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of shares of common stock.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, we may sell up to 3,000,000 shares of our common stock from time to time. This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain more specific information about the stock offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

OVERVIEW

ADA-ES, Inc. was incorporated in Colorado in 1997, and develops and implements proprietary environmental technology and provides specialty chemicals that enable coal-fueled power plants to enhance existing air pollution control equipment, maximize capacity and improve operating efficiencies. We are positioned to capitalize on the emerging market for mercury emission controls through the supply of powdered activated carbon, injection systems, mercury measurement instrumentation, and related services. We have established key business relationships with Arch Coal, Inc., NexGen Resources Corporation (“NexGen”) and Thermo Electron Corporation (“Thermo”). ADA-ES became a “stand-alone” public company through a “spin-off” from its parent company, Earth

Sciences, Inc. in September 2003. We have one wholly-owned subsidiary called ADA Environmental Solutions LLC, in which all of our business is performed.

Our approach to technology development, implementation and commercialization involves taking technology to full-scale as quickly as we can, and testing and improving the technology under actual power plant operating conditions. The most significant benefit of this method is that we begin working early and closely with power companies to optimize the technology to meet their specific needs. For example, while some mercury control technologies are being developed in the isolation of a laboratory without feedback from users, we work on full-scale mercury control systems that are installed on plants operated by several of the largest power companies in North America. We assist electric utility companies to remain competitive while meeting environmental regulations.

Our major activities include sales of equipment, field testing and services related to the emerging market for mercury emission control for coal-fired boilers used in electric generation, development and marketing of our refined coal technology in a joint venture with NexGen called Clean Coal Solutions, LLC (“Clean Coal”), the sale of flue gas conditioning equipment and chemicals, and other chemicals and technologies for such boilers.

General Information

The address of our principal executive office is 8100 SouthPark Way, Unit B, Littleton, Colorado 80120, and our telephone number is (303) 734-1727.

RISK FACTORS

Investment in our common stock involves a high degree of risk. Before purchasing any of our common stock, you should consider carefully the factors discussed below. Each of these factors could adversely affect our business, operating results, financial condition, and the value of an investment in our common stock.

Risks Relating to Our Business

If existing and planned environmental laws are rescinded or substantially changed, our business would be adversely affected.

A significant market driver for our existing products and services, and those planned in the future, are the environmental laws that limit emissions from power plants. In the event that such laws were rescinded or substantially changed, our business would be adversely affected by declining demand for such products and services. Demand for our flue gas conditioning (“FGC”) and ADA 249M products is primarily two-fold. Customers purchase these products to mitigate operating problems and/or to help comply with environmental regulations such as the Clean Air Act Amendments of 1990. Although our existing customers and those expected in the near-term are believed to desire our products for mitigation of operating problems, we expect that any softening of existing air pollution control requirements would slow expected growth for these products. Demand for our mercury emission control (“MEC”) technology and Refined Coal Technology is being driven almost exclusively by legislation requiring mercury emission control. Mercury has been identified as a toxic substance and pursuant to a court order the EPA issued the Clean Air Mercury Rule (“CAMR”) for its control in March 2005. CAMR is being contested by as many as fourteen different states and four environmental groups for its failure to meet court-mandated standards. In response to the uncertainty surrounding CAMR, several states have entered into consent decrees, have passed, or are expected to pass, legislation requiring such control, including Arizona, Colorado, Connecticut, Illinois, Maine, Massachusetts, Minnesota, Montana, New Hampshire, New Jersey, New York, North Carolina, Wisconsin and Pennsylvania.

The impact of various state and federal regulations on the future of our business, and the long-term growth of the MEC market for the electric utility industry will most likely depend on the final outcome of the CAMR court action and how industry chooses to respond to final CAMR and other state regulations, which are in various stages of enactment. As many as 1,100 existing coal-fired boilers may be affected by such regulations when they are fully implemented. Permitting of new coal-fired plants generally requires them to meet more stringent requirements that are likely to include controlling mercury emissions. For the near-term, our revenues from this market will depend on (i) DOE- and industry-funded contracts, (ii) mercury testing services and (iii) equipment sales and commissions on sorbents sold to new plants and existing plants affected by the implementation of enacted regulations. We do not expect significant revenue growth unless and until federal regulations and/or state regulations impact a significant portion of existing boilers. Delays in, or derailment of, the passage of state mercury control legislation, or undue delay in resolution of the CAMR court action, would likely impede our expected growth in the mercury control market.

If the Department of Energy (“DOE”) discontinues funding of existing and planned clean coal technology programs, our business would be harmed.

In 2006, 2005 and 2004, 45%, 39% and 49%, respectively of our revenues were derived from or related to DOE programs. Our revenues from government contracts would be adversely impacted by any material decrease in funding for the projects in which we are involved. In addition, we look to DOE funding as a significant means to further develop our technology and intellectual property in the areas of mercury emissions control and flue gas conditioning additives covered by that funding. Any material decrease in funding for the projects in which we are involved would hamper the development of our technology and intellectual property as it does not appear that we could currently fund the same level of development work apart from the funding being provided by the DOE. President Bush’s currently proposed federal budget for fiscal year 2008 does not contain any funding for the types of DOE projects we have historically participated in. Although we believe Congress will appropriate funds consistent with past practice, we cannot be sure that this will occur, and failure to appropriate such funds would be likely to have a material adverse effect on our business.

Inadequate supplies of activated carbon could adversely affect our profitability.

We expect the demand for activated carbon to increase as power plants begin to use activated carbon injection (“ACI”) systems to control mercury emissions. If the production of activated carbon, which is currently outside our control, does not increase to meet the increased demand, the inadequate supplies of activated carbon could harm our results of operations and business.

Development of a “Greenfield” activated carbon facility to supply the emerging mercury emission control marked could adversely affect our financial condition.

We have committed significant resources to the development of a Greenfield activated carbon production facility that will require extensive development work including environmental and other permitting, and material funding requirements well beyond our present capabilities. Although we have employees and have and expect to hire consultants who have past experience in such matters, our management has no past experience in undertaking such a complex project. In addition to the several inherent development risks of such a project, maintaining an acceptable schedule and budget, as well as attainment of anticipated production levels and acceptable operating costs are all significant factors in the overall financial viability of the project. The inability to obtain additional financing or any significant deviation in such factors from our planning model would hamper the advancement of the project and would likely have a material adverse effect on our business and financial condition.

The market for our planned refined coal product and qualification for the Section 45 tax credit are uncertain and could adversely affect our future growth and profitability.

The ability of Clean Coal Solutions to sell its planned refined coal product and qualify for the expected Section 45 tax credits depends on several conditions, including meeting the requirements of a presently unclear law, selling the Refined Coal at the required mark-up, contracting with monetizers to facilitate the sale of the required facilities, and completing and making operational such facilities prior to the January 1, 2009 date presently required by in the law. The inability of Clean Coal to successfully resolve or complete any of these conditions would likely have an adverse effect on our future growth and profitability.

The loss of key relationships would adversely affect our sales and financial condition.

We have developed key industry relationships with companies much larger than ourselves (e.g. Babcock & Wilcox and Thermo). Subject to the terms of the agreement with Thermo, the relationship may be terminated by the passage of time or through notification from the other party. We believe these relationships bolster our position in the market to limit mercury emissions from coal-fueled power plants. The loss of these relationships could impede our ability to secure business from that market.

Technical or operational problems with long-term operation of ACI systems could result in delays that adversely affect our financial condition.

Our ACI systems have been demonstrated for several months at certain power plants, and we are starting to install them on a permanent basis for the first time. We cannot assure you that there will be not be technical or operational problems with our ACI systems from long-term operations. Any such problems could result in delays in, or postponement or cancellation of, expected installations at power plants, and would likely have a material adverse effect on our business.

The effect of issuing performance guaranties for commercial ACI systems is unknown and could adversely affect our financial condition.

The market for commercial ACI systems to control mercury emissions is emerging as state consent decrees and state and federal regulations are being formulated and finalized. Performance guaranties have been and will likely continue to be an integral part of successful sales of our ACI systems. Such guaranties typically require levels of mercury removal efficiency based on stated injection rates of a specified or approved activated carbon given other operating parameters, including the nature of the coal burned. Provisions of such guaranties generally require us to spend amounts up to the value of the sales contract to “make right” the performance of the ACI, if the guaranteed level of performance is not achieved. Any substantial payments under such guaranties would have an adverse effect on our financial condition and our ability to generate future sales.

Any decrease in the use of coal or increase in the use of alternative energy sources by electric utility companies could adversely affect our financial condition and business.

Our business depends substantially on providing air pollution and operating cost solutions to coal-fueled power plants. If the demand for coal declines as a result of increases in the use of alternative fuels or alternative energy sources, technological developments or general economic conditions, our financial condition and business could be materially adversely affected.

Our financial results may fluctuate as a result of seasonality and other factors, including the demand for environmental technology and specialty chemicals, which makes it difficult to predict our future performance.

The sale of FGC chemicals depends on the operations of the utilities to which such chemicals are provided. Our FGC customers routinely schedule maintenance outages in the spring of each year. During the period of such outages, which may range from two weeks to over a month, no FGC chemicals are used and purchases from us are correspondingly reduced.

Inadequate supplies of coal could adversely affect our profitability.

Our profitability depends on working with coal-fueled power plants. If economically recoverable coal reserves are not available or if coal cannot be readily supplied to power plants because of transportation, labor or other issues, such unavailability could adversely affect our profitability and impede the growth of our business.

We are an emerging company in a new industry, which entails risks that could impair our business.

We intend to pursue a growth strategy for the foreseeable future by expanding our environmental technology/specialty chemicals business into the emerging MEC market. We anticipate that future operations will place a strain on management, information systems and other resources. We must attract and integrate new personnel, improve existing procedures and controls and implement new ones to support future growth. Any inability to meet our future hiring needs and to adapt our procedures and controls accordingly could have a material adverse effect on our results of operations, financial condition and business prospects. In addition, if we make strategic acquisitions, we must successfully integrate the acquired operations in a timely manner. We cannot assure you that we will be able to manage expected growth, and our inability to do so could materially adversely affect our results of operations and business.

We depend on key personnel.

We depend on the performance of our senior management team, including Jonathan Barr, C. Jean Bustard, Dr. Michael Durham, Mark McKinnies, Rich Miller, Richard Schlager and Sharon Sjostrom, and their direct reports and other key employees, particularly highly skilled engineers. Our success depends on our ability to attract, retain and motivate these individuals. We do not have any binding agreements with any of our employees that prevent them from leaving our company at any time without any restrictions on their competing against us after their employment terminates. We compete heavily for these types of personnel. In addition, although we maintain key person life insurance on certain of our executives, the loss of the services of any of our key employees or our failure to attract, retain and motivate key employees, could harm our business.

Material adjustments pursuant to DOE audits of our past performance could have a detrimental impact on our business.

We have participated in eight contracts awarded by the U.S. Department of Energy (“DOE”) and industry that are subject to adjustment as a result of government audits. These contracts contributed a total of $7.0 million, $4.3 million and $4.2 million to revenues in 2006, 2005 and 2004, respectively, of which $3.7 million, $2.3 million and $2.4 million, respectively, were directly from DOE. Including two contracts negotiated in 2006, the total approved budgets for these contracts combined are $39.8 million, $10.0 million of which is the cost-share portion for us and our industry partners. The remaining unearned amount of the contracts was $13.2 million as of December 31, 2006, and we expect to recognize $7.0 million of that amount in 2007 (including cash contributions by other industry partners). Our historical experience with these audits has not resulted in significant adverse adjustments to amounts previously received, however the audits for the years 2002 through 2006 have not been finalized. If audits for open years were to require us to repay material amounts, our results of operations and business would likely suffer material adverse impacts.

Changes in taxation rules or financial accounting standards could adversely affect our results of operations.

Changes in taxation rules and accounting pronouncements (and changes in interpretations of accounting pronouncements) have occurred and may occur in the future. A change in existing taxation rules or accounting standards could have an adverse effect on our reported results of operations.

Risks Relating to our Common Stock

A significant portion of our outstanding shares of common stock may be sold in the public market, which could lower the market price of our stock.

As of June 30, 2007, we had 5,646,981 shares of common stock issued and outstanding. We sold 789,089 shares of common stock in a private placement offering in October, 2005, and those shares are no longer restricted from resale in the public market. Sales of substantial amounts of our common stock, or the perception that such sales will occur, may have a material adverse effect on our stock price.

The issuance of additional securities in the future could harm the book value of the outstanding shares of common stock.

To the extent our future funding requirements dictate the issuance of convertible securities, preferred stock or debt instruments having liquidation, dividend and other preferences and priorities over those of our common stock, the shares of common stock may suffer a decline in book value. Subject to requirements of our NASDAQ Stock Market listing, our Board of Directors has the authority to offer and sell additional securities without the vote of or notice to existing shareholders. We anticipate issuing additional securities to provide future financing or in connection with acquisitions. The issuance of additional securities could dilute the percentage interests and per share book value of existing shareholders and have a detrimental impact on the market for our common stock.

Lack of expected dividends may make our stock less attractive as an investment.

We intend to retain all future earnings for the foreseeable future for use in the development of our business. We therefore do not anticipate paying any cash dividends on our common stock for the foreseeable future. Generally, stocks which pay regular dividends command higher market trading prices, and our stock price may therefore be lower as a result of our dividend policy.

FORWARD-LOOKING INFORMATION

This prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are subject to the “safe harbor” created by those sections. These forward-looking statements are generally identified by words such as “expect,” “anticipate,” “intend,” “believe,” “hope,” “assume,” “estimate,” “plan,” “will” and other similar words and expressions. Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Examples of these statements include, but are not limited to, statements regarding the following: (a) the impact of national and state mercury regulations on the nation’s 1,100-plus coal-fired units; (b) the capability of U.S. coal reserves to serve demand for the next 250 years; (c) future estimated costs to control mercury emissions; (d) the rapid development of the mercury emission control market; (e) the expected growth in the power industry’s interest in DOE projects; (f) the amounts and timing of and changes in future revenues, research and development expenses, costs of operating Clean Coal, annual lease costs and other expenditures and gross margins; (g) our ability to meet contract delivery milestones; (h) the size of the applicable target market and market potential for treated coals; (i) the timing of completion of projects and future demonstrations; (j) the procession of outstanding bid requests to orders between now and 2010; (k) the range of costs for capital equipment expected to be required by each coal-fired unit and range of sorbent requirements per unit; (l) the market for our patented refined coal technology and ADA-249M; (m) the inability of the supply of activated carbon to meet market demand as early as 2010; (n) the potential costs for development of a Greenfield activated carbon facility; (o) the appropriation of funds by Congress for DOE projects; (p) the immateriality of any future adjustments due to DOE audits; and (r) our ability to meet a significant portion of the expected shortage in activated carbon supply.

These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus except as required by law.

THE SECURITIES WE MAY OFFER

We may offer up to 3,000,000 shares of our common stock from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the common stock we may offer. Each time we offer common stock, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the common stock.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the common stock directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of common stock. If we do offer common stock through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them; and

•	the net proceeds to us.

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Subject to any preferences of outstanding shares of preferred stock, holders of common stock are entitled to dividends when and if declared by our board of directors.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the common stock offered hereby to finance our growth plans including the possible acquisition of an equipment manufacturer, the development of a proposed activated carbon (“AC”) manufacturing facility and/or to fund the future expansion of an existing AC manufacturing facility, as well as for general working capital purposes. We are not currently engaged in any negotiations for an acquisition of an equipment manufacturer. Pending these uses, we will invest the net proceeds in investment-grade, interest-bearing securities.

LEGAL OWNERSHIP OF COMMON STOCK

We can issue common stock in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have common stock registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of the common stock. These persons are the legal holders of the common stock. We refer to those persons who, indirectly through others, own beneficial interests in common stock that are not registered in their own names, as “indirect holders” of the common stock. As we discuss below, indirect holders are not legal holders, and investors in common stock issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue common stock in book-entry form only, as we will specify in the applicable prospectus supplement. This means common stock may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the common stock on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Common stock issued in global form will be registered in the name of the depositary or its participants. Consequently, for common stock issued in global form, we will recognize only the depositary as the holder of the common stock, and we will make all payments on the common stock to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the common stock.

As a result, investors in a book-entry security will not own common stock directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the common stock is issued in global form, investors will be indirect holders, and not holders, of the common stock.

Street Name Holders

We may terminate a global security or issue common stock in non-global form. In these cases, investors may choose to hold their common stock in their own names or in “street name.” Common stock held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in the common stock through an account he or she maintains at that institution.

For common stock held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the common stock is registered as the holders of the common stock, and we will make all payments on the common stock to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold common stock in street name will be indirect holders, not holders, of the common stock.

Legal Holders

Our obligations, as well as the obligations of any third parties employed by us, run only to the legal holders of the common stock. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the common stock only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders. In such an event, we would seek approval only from the holders, and not the indirect holders, of the common stock. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold common stock through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles dividend payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you common stock registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the common stock if there were an event triggering the need for holders to act to protect their interests; and

•	if the common stock is in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual common stock held by a depositary. Generally, all common stock represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all common stock issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all common stock represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the common stock through another book-entry clearing system or decide that the common stock may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to common stock transfers. We do not recognize an indirect holder as a holder of common stock and instead deal only with the depositary that holds the global security.

If common stock is issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the common stock to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the common stock, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the common stock and protection of his or her legal rights relating to the common stock, as we describe above;

•	An investor may not be able to sell interests in the common stock to some insurance companies and to other institutions that are required by law to own their common stock in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the common stock must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the common stock.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold common stock directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in common stock transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate if one of the following special situations occurs:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to common stock represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell common stock through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the common stock, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement, other than common stock covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will name the underwriter and describe the nature of any such relationship in the prospectus supplement.

We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with us and perform services for us in the ordinary course of business.

Any underwriters may make a market in the common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any common stock.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain legal matters with respect to the legality of the common stock offered and the organization and existence of our company have been passed upon for us by Schuchat, Herzog & Brenman, LLC, 1900 Wazee Street, Suite 300, Denver, Colorado 80202.

EXPERTS

Hein & Associates LLP, an independent registered public accounting firm, has audited our consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting, included in our Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. The report of Hein & Associates LLP dated March 26, 2007 on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 expressed an opinion that ADA-ES, Inc. had not maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in “Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).” Our financial statements are incorporated by reference in reliance on Hein & Associates LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at “www.sec.gov.” In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. Further, we make these filings available, free of charge, on our website at “www.adaes.com” as soon reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information that we file in the future with the SEC automatically will update and supersede earlier information in or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the completion of the offering (other than current reports furnished under Item 7 or Item 8 of Form 8-K):

1. Our Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 27, 2007;

2. Our Definitive Proxy Statement for our 2007 Annual Meeting of Shareholders to be held June 19, 2007, filed on April 30, 2007.

3. Our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2007, filed on May 10, 2007;

4. Our Current Reports on Form 8-K filed on June 20, 2007, May 18, 2007 and May 10, 2007;

5. Our Current Report on Form 8-K/A filed on May 31, 2007; and

6. The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 24, 2003, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Mark McKinnies

Secretary of ADA-ES

8100 SouthPark Way, Unit B,

Littleton, Colorado 80120

(303) 734-1727

E-mail: markm@adaes.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

In connection with this offering, no person is authorized to give any information or to make any representations not contained in this prospectus, the prospectus supplement or any free writing prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus or from any sale made under this prospectus that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the common stock being registered. All the amounts shown are estimates, except for the registration fee.

SEC registration fee	$1,771
Listing fees	$—
Accounting fees and expenses	$7,500
Legal fees and expenses	$20,000
Transfer agent and registrar fees	$1,200
Printing and miscellaneous expenses	$1,500

Total	$31,971

Item 15.	Indemnification of Officers and Directors

Limitation of Director Liability

The Colorado Business Corporation Act allows a Colorado corporation to eliminate or limit the personal liability of a director to his corporation or to its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising from any breach of the director’s duty of loyalty to the corporation or its shareholders, from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, from any transaction from which the director derived an improper personal benefit, or from any other act, omission or transaction as to which the Colorado Business Corporation Act prohibits the elimination or limitation of liability. Our Amended and Restated Articles of Incorporation (the “Articles”) contain such a provision limiting director liability.

Indemnification of Directors, Officers and Others

The Colorado Business Corporation Act allows a corporation to indemnify its directors, officers, employees, fiduciaries and agents against liability in certain situations. Our Articles provide that we will indemnify our directors, officers, employees, fiduciaries and agents (each, a “Proper Person” as defined in our Amended and Restated Bylaws (the “Bylaws”)) to the maximum extent provided by law.

Under the Colorado Business Corporation Act and our Articles, indemnification would be mandatory with respect to a director or officer who was wholly successful in defense of an action, suit or proceeding. As permitted by the Colorado Business Corporation Act, our Bylaws provide the following as to the indemnification of Proper Persons:

•

We will indemnify any Proper Person against reasonably incurred expenses, judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with an action, suit or proceeding if it is determined that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the company’s best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the company’s best interests, or (iii) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.

•	In proceedings brought by or in the right of the company, indemnification will be limited to reasonable expenses incurred in connection with the proceeding.

•

No indemnification will be provided a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of the company in which the Proper Person was adjudged to be liable to the company on in any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged to be liable to the company on the basis that he derived an improper personal benefit.

Additional indemnification may be provided to officers, employees, fiduciaries or agents if they are not also directors, so long as such additional indemnification is provided for by general or specific action by the Board of Directors or shareholders or by contract and would not be inconsistent with public policy.

The underwriting agreement, which is Exhibit 1.1 to this registration statement, may provide for indemnification by any of our underwriters, directors, officers who sign the registration statement and controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (1)

4.1	Amended and Restated Articles of Incorporation (2)

4.2	Amended and Restated Bylaws (3)

4.3	Specimen Common Stock Certificate .(4)

5.1*	Opinion of Schuchat, Herzog & Brenman, LLC

23.1**	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Schuchat, Herzog & Brenman, LLC (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

*	Filed herewith

**	Previously filed

(1)	To be filed as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

(2)	Incorporated by reference to Exhibit 3.1 to the Form 10-QSB for the quarter ended September 30, 2005 filed on November 10, 2005 (File No. 000-50216).

(3)	Incorporated by reference to Exhibit 3.2 to the Form 8-K dated December 1, 2005 filed on December 5, 2005 (File No. 000-50216).

(4)	Incorporated by reference to Exhibit 4.1 to the Form 8-K dated October 21, 2005 filed on October 26, 2005 (File No. 000-50216).

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that

(A) the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado on July 11, 2007.

ADA-ES, INC.

By:	/s/ Michael D. Durham
Michael D. Durham President (Chief Executive Officer)

By:	/s/ Mark H. McKinnies
Mark H. McKinnies Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ MICHAEL D. DURHAM Michael D. Durham	President (Chief Executive Officer)	July 11, 2007

/S/ MARK H. MCKINNIES Mark H. McKinnies	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 11, 2007

* John W. Eaves	Director	July 11, 2007

* Jeffrey C. Smith	Director	July 11, 2007

* Robert N. Caruso	Director	July 11, 2007

* Derek C. Johnson	Director	July 11, 2007

* Ronald B. Johnson	Director	July 11, 2007

* Richard J. Swanson	Director	July 11, 2007

*	The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to Registration Statement No. 333-143379 on behalf of the above indicated director pursuant to the Power of Attorney signed by such director filed on May 30, 2007.

By:	/S/ MARK H. MCKINNIES
Mark H. McKinnies Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (1)

4.1	Amended and Restated Articles of Incorporation (2)

4.2	Amended and Restated Bylaws (3)

4.3	Specimen Common Stock Certificate (4)

5.1*	Opinion of Schuchat, Herzog & Brenman, LLC

23.1**	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Schuchat, Herzog & Brenman, LLC (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

*	Filed herewith.

**	Previously filed.

(1)	To be filed as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

(2)	Incorporated by reference to Exhibit 3.1 to the Form 10-QSB for the quarter ended September 30, 2005 filed on November 10, 2005 (File No. 000-50216).

(3)	Incorporated by reference to Exhibit 3.2 to the Form 8-K dated December 1, 2005 filed on December 5, 2005 (File No. 000-50216).

(4)	Incorporated by reference to Exhibit 4.1 to the Form 8-K dated October 21, 2005 filed on October 26, 2005 (File No. 000-50216).